UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 6, 2008

Skyworks Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5560	04-2302115
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 Sylvan Road, Woburn, Massachusetts		01801
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-376-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 6, 2008, Skyworks Solutions, Inc. (the "Company") and Stanley A. Swearingen, Jr., the Company's Vice President and General Manager, Linear Products, agreed that Mr. Swearingen will be leaving the Company effective November 14, 2008 to pursue other opportunities. Mr. Swearingen will assist the Company in a non-executive role during the transition period. Through November 14, 2008, the Company will continue to pay Mr. Swearingen his current salary and provide for his current benefits. After November 14, 2008, Mr. Swearingen will receive the benefits provided for under his Change of Control/Severance Agreement, dated January 22, 2008, previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the Quarterly Period ended March 28, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

October 6, 2008	By:	/s/ Donald W. Palette

Name: Donald W. Palette
Title: Vice President and Chief Financial Officer